UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2018

CANTEL MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, held on December 19, 2018, three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on November 15, 2018 (the “Proxy Statement”) in connection with the 2018 Annual Meeting and summarized below.

A final voting report was produced by Broadridge Financial Solutions, Inc., the independent inspector of election for the 2018 Annual Meeting, certifying the following results on the three proposals:

Proposal 1               The stockholders elected all ten director nominees to serve as members of the Company’s board of directors until the Company’s 2019 Annual Meeting of Stockholders.

Name	For	Against	Abstain	Broker Non-Votes
Alan R. Batkin	35,820,591	817,679	13,436	2,553,655
Ann E. Berman	36,418,087	220,208	13,411	2,553,655
Charles M. Diker	35,986,490	644,021	21,195	2,553,655
Mark N. Diker	36,219,206	415,886	16,614	2,553,655
Anthony B. Evnin	34,857,666	1,780,155	13,885	2,553,655
Laura L. Forese	36,265,749	372,750	13,207	2,553,655
George L. Fotiades	34,616,733	2,014,204	20,769	2,553,655
Jorgen B. Hansen	36,202,153	429,186	20,367	2,553,655
Ronnie Myers	36,257,467	372,764	21,475	2,553,655
Peter J. Pronovost	34,965,978	1,671,822	13,906	2,553,655

Proposal 2               The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
35,662,105	964,599	25,002	2,553,655

Proposal 3              The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2019.

For	Against	Abstain
38,857,431	300,432	47,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Jorgen B. Hansen
Jorgen B. Hansen
President and Chief Executive Officer

Date: December 26, 2018